Exhibit 10.24

SEVENTEENTH OMNIBUS AMENDMENT
(Apple Ridge Funding LLC)

THIS Seventeenth Omnibus Amendment (this “Amendment”) is entered into this 3rd day of June, 2022 for the purpose of making amendments to the documents described in this Amendment.

WHEREAS, this Amendment is among (i) Cartus Corporation, a Delaware corporation (“Cartus”), (ii) Cartus Financial Corporation, a Delaware corporation (“CFC”), (iii) Apple Ridge Services Corporation, a Delaware corporation (“ARSC”), (iv) Apple Ridge Funding LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), (v) Realogy Group LLC (f/k/a Realogy Corporation), a Delaware limited liability company (“Realogy”), (vi) U.S. Bank National Association, a national banking association (“U.S. Bank”), as indenture trustee (the “Indenture Trustee”), paying agent, authentication agent, and transfer agent and registrar, (vii) the Managing Agents party to the Note Purchase Agreement defined below and (viii) Crédit Agricole Corporate and Investment Bank (“CA-CIB”), as Administrative Agent and Lead Arranger (the “Administrative Agent”).

WHEREAS, this Amendment relates to the following documents (as such documents have previously been amended):

(i)Purchase Agreement, dated as of April 25, 2000 (the “Purchase Agreement”), by and between Cartus and CFC;

(ii)Transfer and Servicing Agreement, dated as of April 25, 2000 (the “Transfer and Servicing Agreement”), by and among ARSC, as transferor, Cartus, as originator and servicer, CFC, as originator, the Issuer, as transferee, and the Indenture Trustee;

(iii)Receivables Purchase Agreement, dated as of April 25, 2000 (the “Receivables Purchase Agreement”), by and between CFC and ARSC;
(iv)Master Indenture, dated as of April 25, 2000 (the “Master Indenture”), by and between the Issuer and U.S. Bank, as indenture trustee, paying agent, authentication agent and transfer agent and registrar;

(v)Series 2011-1 Indenture Supplement dated as of December 16, 2011 (the “Indenture Supplement”; and the Master Indenture as supplemented by the Indenture Supplement, the “Indenture”) by and between the Issuer and U.S. Bank, as indenture trustee, paying agent, authentication agent and transfer agent and registrar; and

(vi)Note Purchase Agreement, dated as of December 14, 2011 (the “Note Purchase Agreement”), among the Issuer, Cartus, as Servicer, the financial institutions and commercial paper conduits party thereto and the Administrative Agent, relating to the Series 2011-1 Secured Variable Funding Notes.

WHEREAS, the Indenture Supplement, the Master Indenture, the Note Purchase Agreement and the Transfer and Servicing Agreement are collectively referred to in this Amendment as the “Affected Documents”; and

WHEREAS, terms used in this Amendment and not defined herein shall have the meanings assigned to such terms in the Master Indenture, and, if not defined therein, as defined in the Indenture Supplement:

NOW, THEREFORE, the parties hereto hereby recognize and agree:

1.Amendments to Indenture Supplement. Effective as of the date hereof, the Indenture Supplement is hereby amended as follows:
(a)Section 2.01 of the Indenture Supplement is hereby amended to add the following definitions in alphabetical order:
“Benchmark” shall have the meaning set forth in the Note Purchase Agreement.
“Benchmark Tranche” shall have the meaning set forth in the Note Purchase Agreement.
(b)The definitions of “Eurodollar Rate” and “Eurodollar Tranche” set forth in Section 2.01 of the Indenture Supplement are hereby removed in their entirety.
(c)The definition of “Fee Letter” set forth in Section 2.01 of the Indenture Supplement is hereby amended and restated in its entirety as follows:
“Fee Letter” shall mean that certain Fifth Amended and Restated Fee Letter, dated June 3, 2022, by and among the Issuer, the Administrative Agent and the Managing Agents in connection with the Note Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
(d)The definition of “Series 2011-1 Tranche Rate” set forth in Section 2.01 of the Indenture Supplement is hereby amended and restated in its entirety as follows:
“Series 2011-1 Tranche Rate” shall mean, at any time during an Interest Period (i) with respect to any CP Tranche, the CP Rate, (ii) with respect to any Benchmark Tranche, the Benchmark, and (iii) with respect to any Base Rate Tranche, the sum of the Alternate Base Rate plus the Base Rate Margin, as applicable, provided, however, that, if any principal or interest on the Series 2011-1 Notes is not paid in full when the same shall have become required to be paid, or if any Amortization Event has occurred and is continuing, then the Series 2011-1 Tranche Rate with respect to any Tranche shall be the Alternate Base Rate plus 2.0% (or, upon the occurrence

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of a Leverage Ratio Trigger Event and until the Issuer’s delivery thereafter of the first quarterly or annual financial statements of Realogy pursuant to Section 5.01(c) of the Note Purchase Agreement showing that no Leverage Trigger Event exists, 2.25%), with respect to such deficiency or with respect to any interest accrued on the Series 2011-1 Notes after the occurrence of such Amortization Event.
(e)The definition of “Yield Reserve Ratio” set forth in Section 2.01 of the Indenture Supplement is hereby amended and restated in its entirety as follows:
“Yield Reserve Ratio” shall mean, as of any date of determination, the quotient expressed as a percentage, of (a) the product of (i) the sum of
(A) the product of (1) the Applicable Yield Factor multiplied by (2) the average of Adjusted Daily Simple SOFR for each day occurring during the immediately preceding Monthly Period plus (B) 1.85% multiplied by (ii)
2.50 multiplied by the Average Days Outstanding as of the end of the immediately preceding Monthly Period divided by (b) 360. For purposes of the foregoing, the “Applicable Yield Factor” shall be (i) 1.25 so long as the Average Days in Inventory for Appraised Value Homes for any Monthly Period is less than one hundred twenty (120) days, (ii) 1.75 if the Average Days in Inventory for Appraised Value Homes for any Monthly Period is equal to or greater than one hundred twenty (120) days but less than one hundred fifty (150) days until such time as the Average Days in Inventory for Appraised Value Homes has been reduced to and remained below one hundred twenty (120) days for two (2) consecutive Monthly Periods, and
(iii) 2.5 if the Average Days in Inventory for Appraised Value Homes for any Monthly Period is greater than or equal to one hundred fifty (150) days until such time as the Average Days in Inventory for Appraised Value Homes has been reduced to and remained below one hundred fifty (150) days for two (2) consecutive Monthly Periods.
(f)Section 3.02(c) of the Indenture Supplement is hereby amended by replacing the phrase “Eurodollar Tranche” with the phrase “Benchmark Tranche”.
2.Amendments to Master Indenture. Effective as of the date hereof, the Master Indenture is hereby amended as follows:
(a)The definition of “Obligor Limit” set forth in Section 1.01 of the Master Indenture is hereby amended and restated in its entirety as follows:
“Obligor Limit” shall mean, as of any date of determination, (a) with respect to each Obligor having an unsecured long-term debt rating (or equivalent shadow rating) of “A+” or better from S&P and “A1” or better from Moody’s, 6% of the Aggregate Receivable Balance, (b) with respect to each Obligor having an unsecured long-term debt rating (or equivalent shadow rating) of less than “A+” but “BBB” or better from S&P and less than “A1” but “Baa2” or better from Moody’s, 4% of the Aggregate Receivable Balance, (c) with respect to each Obligor having an unsecured long-term debt rating (or equivalent shadow rating) of “BBB-” from S&P or of “Baa3” from Moody’s, 2% of the Aggregate Receivable Balance, (d) notwithstanding any other provision herein to the

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contrary, with respect to each Obligor not having an unsecured long-term debt rating (or equivalent) from S&P or Moody’s (each such Obligor a “Non-Rated Obligor”), either (i) 5% of the Aggregate Receivable Balance, if such Non-Rated Obligor constitutes a Specified Non-Rated Obligor, (ii) 2.5% of the Aggregate Receivable Balance, if such Non-Rated Obligor has the largest Modified Receivable Balance among all Non-Rated Obligors and if such Obligor does not constitute a Specified Non-Rated Obligor, (iii) 2% of the Aggregate Receivable Balance, if such Non-Rated Obligor has the second largest Modified Receivable Balance among all Non-Rated Obligors and if such Obligor does not constitute a Specified Non-Rated Obligor, (iv) 1.5% of the Aggregate Receivable Balance, if such Non-Rated Obligor has the third largest Modified Receivable Balance among all Non-Rated Obligors and if such Obligor does not constitute a Specified Non-Rated Obligor or (v) 1% of the Aggregate Receivable Balance for all other Non-Rated Obligors that do not constitute Specified Non-Rated Obligors and (e) with respect to each Obligor having an unsecured long-term debt rating (or equivalent shadow rating) of less than “BBB-” from S&P or of less than “Baa3” from Moody’s, 1% of the Aggregate Receivable Balance; provided that, for purposes of calculating the Obligor Limits, each Obligor which has a long-term debt rating from only one of S&P and Moody’s will be treated as if it was rated by both agencies at one level below its actual rating; provided, further that, notwithstanding the foregoing, certain Obligors shall have separate Obligor Limits, as set forth in that certain letter agreement, dated September 11, 2013, between the Issuer and the Indenture Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof. For purposes of calculating the Obligor Limits, no Obligor shall be deemed to have a debt rating based solely on the rating of any Affiliate unless that Affiliate is contractually obligated on the related Receivable of such Obligor, in which event that Obligor and such Affiliate shall be treated as a single Obligor. If an Obligor’s unsecured long–term debt rating (or equivalent shadow rating) results in two different Obligor Limits (because of differences in the long-term unsecured debt ratings assigned by each of the Rating Agencies), the Obligor Limit for such Obligor will be the lower of the two different Obligor Limits.
(b)Section 6.01 of the Master Indenture is hereby amended to add a new clause (i) as follows:
None of the Indenture Trustee, the Paying Agent, the Authentication Agent, the Transfer Agent or Registrar shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or Adjusted Daily Simple SOFR (or other applicable Benchmark)

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(in each case as defined in the applicable Note Purchase Agreement), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any alternative reference rate or Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, Unadjusted Benchmark Replacement, or other modifier to any replacement or successor index, or
(iv) to determine whether or what Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

None of the Indenture Trustee, the Paying Agent, the Authentication Agent, the Transfer Agent or Registrar shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture as a result of the unavailability of SOFR or Adjusted Daily Simple SOFR (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Administrative Agent, in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture and reasonably required for the performance of such duties. For so long as the Series 2011-1 Notes are the only Notes issued under this Indenture, capitalized terms used but not defined in this Section 6.01(i) shall have the meanings ascribed thereto in the related Note Purchase Agreement.

3.Amendments to Note Purchase Agreement. Effective as of the date hereof, the Note Purchase Agreement is hereby amended as follows:
(a)Section 1.01 of the Note Purchase Agreement is hereby amended to add the following definitions in alphabetical order:
“Adjusted Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) the sum of (i) SOFR for the day (such day, a “SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Adjusted Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as

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published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days plus (ii) the SOFR Adjustment, and (b) the Floor. Any change in Adjusted Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Issuer, the Servicer or any other party. The “Adjusted Daily Simple SOFR” with respect to any Interest Period will equal the average of the Adjusted Daily Simple SOFR for each day occurring during such Interest Period.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent (in consultation with the Issuer (or the Servicer on behalf of the Issuer)) giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even

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if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.12 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.12.

“Conforming Changes” means, with respect to either the use or administration of Adjusted Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests, the applicability and length of lookback periods, any breakage fees, and other technical, administrative or operational matters) that the Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably

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necessary in connection with the administration of this Agreement and the other Transaction Documents).

“SOFR Adjustment” means a percentage equal to 0.10% per annum.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day” has the meaning specified in the definition of “Adjusted Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Adjusted Daily Simple SOFR”.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(b)The following definitions set forth in Section 1.01 of the Note Purchase Agreement are hereby amended and restated in their entirety to read as follows:
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, the applicable Interest Period.
“Benchmark” means, initially, Adjusted Daily Simple SOFR; provided that if a Benchmark Transition Event has occurred with respect to Adjusted Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent (in consultation with the Issuer (or the Servicer on behalf of the Issuer)) giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark

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Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Commitment Termination Date” means June 2, 2023.
“Floor” means a rate equal to 0.00%.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

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(c)The definitions of “Daily Simple SOFR”, “Early Opt-in Effective Date”, “Early Opt-in Election”, “Eurodollar Determination Date”, “Eurodollar Rate”, “Eurodollar Rate Disruption Event”, “Eurodollar Reserve Percentage”, “Eurodollar Tranche”, “Eurodollar Tranche Period”, and “Term SOFR” set forth in Section 1.01 of the Note Purchase Agreement are hereby removed in their entirety.
(d)Section 2.02(a) of the Note Purchase Agreement is hereby amended by amending and restating in its entirety clause (iv) of the proviso appearing therein as follows:
(i)the Increase Request shall specify: (A) the proposed date of the requested Increase, (B) the amount of the requested Increase (which shall be in a minimum amount of $1,000,000 or an integral multiple of
$500,000 in excess thereof or, such other amounts as may be agreed among the Issuer and the Managing Agents), (C) the bank account to which the funds from such Increase should be sent and (D) the requested Rate Type(s); and
(e)Section 2.02(c) of the Note Purchase Agreement is hereby amended by deleting the phrase “(or, for Eurodollar Tranches, the last day of the applicable Eurodollar Tranche Period)”.
(f)Section 2.04(a) of the Note Purchase Agreement is hereby amended by amending and restating in its entirety clause (iv) of the proviso appearing therein as follows: (iv) any portion of the Series Outstanding Amount that is not allocated to a CP Tranche shall be a Benchmark Tranche unless: (A) such Managing Agent did not receive notice that such Tranche was to be a Benchmark Tranche by 11:00 A.M. (New York City time) on the second Business Day preceding the first day of such Interest Period; or (B) the Outstanding Tranche Amount of such Tranche is less than $1,000,000, in any of which events such Tranche shall be a Base Rate Tranche.
(g)Section 2.04(b) of the Note Purchase Agreement is hereby amended by replacing the phrase “Eurodollar Tranche” with “Benchmark Tranche”.
(h)Section 2.09 of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:
SECTION 2.09. Funding Losses.
(a)If, for any reason, a principal payment with respect to any CP Tranche or Benchmark Tranche shall occur on any date which is not the last day of the applicable Interest Period, the Issuer shall compensate each Purchaser, upon demand, for all funding losses by paying to such Purchaser an amount equal to the sum of (x) the amount of interest which would have accrued on the relevant Tranche but for such prepayment through the last day of the relevant Interest Period, less the interest earned by such Purchaser by investing such funds in investments permissible (in the case of the Conduit Purchaser) for the commercial paper program of the Conduit Purchaser and (y) all reasonable out-of-pocket expenses which such Purchaser may sustain or incur as a consequence of such prepayment. Such amounts shall be payable by the Issuer pursuant to Section 4.01(c) of the Series Supplement.

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(b)In addition to the foregoing, the Issuer shall compensate each Owner, upon its written demand, for all losses, expenses and liabilities on account of any liquidation or reemployment of deposits or other funds acquired by such party to make, fund or maintain a Tranche, (i) if by reason of the acts or omissions of the Issuer, the funding of any CP Tranche or Benchmark Tranche does not occur on a date specified therefor in the relevant funding request; (ii) if for any reason any payment, prepayment or conversion of principal of any CP Tranche or Benchmark Tranche occurs on a date which is not the last day of the Interest Period for such Tranche or
(ii)as a consequence of any required conversion of any CP Tranche or Benchmark Tranche to a Tranche for which interest is calculated at another Rate Type prior to the last day of the Interest Period for the relevant Tranche. A certificate setting forth in reasonable detail the reasons for and the amount of such demand submitted to the Issuer by such Owner, shall be conclusive and binding for all purposes, absent manifest error. Such amounts shall be payable by the Issuer pursuant to Section 4.01(c) of the Series Supplement.

(i)Section 2.12 of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:
SECTION 2.12. Benchmark Replacement Setting.

(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent (upon consultation with the Issuer (or the Servicer on behalf of the Issuer)) may amend this Agreement (without a writing by any other party) to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has notified the Managing Agent for each affected Purchaser and the Issuer so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Managing Agents comprising the Required Managing Agents or from the Issuer. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.12(a) will occur prior to the applicable Benchmark Transition Start Date.

(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time, upon consultation with the Issuer (or the Servicer on behalf of the Issuer), and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. To the extent administratively and operationally feasible, the parties shall use commercially reasonable efforts to only implement Conforming Changes that meet the standards set forth in Treasury Regulations Section 1.1001-6 so as not to reasonably be determined to be treated as a “modification” (and therefor an exchange) for purposes of Treasury Regulations Section 1.1001-3, it being understood that none of the Administrative Agent, Managing Agents or Purchasers shall be required to take any action under this provision that would

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cause any of them any commercially unreasonable or administrative or operational burden as determined in good faith by the Administrative Agent, any Managing Agent or any Purchaser.

Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Issuer (or the Servicer on behalf of the Issuer) and the Managing Agents of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Issuer (or the Servicer on behalf of the Issuer) and the Managing Agents of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12(d) and (y) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Purchaser or Managing Agent (or group of Purchasers or Managing Agents) pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.12.

(c)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either
(A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

Benchmark Unavailability Period. Upon the Issuer’s (or the Servicer’s on behalf of the Issuer) receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Issuer (or the Servicer on behalf of the Issuer) may revoke in a written notice to the Administrative Agent and each Managing Agent any borrowing request for which interest is determined by reference to such Benchmark and (ii) with respect to any portion of the Series Outstanding Amount that arises in connection with any borrowing

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request that has not been revoked at such time and that is allocated to a Benchmark Tranche and any other portion of the Series Outstanding Amount at such time that is allocated to a Benchmark Tranche at such time, interest will be calculated based on the Alternate Base Rate. During a Benchmark Unavailability Period, the component of the Alternate Base Rate based upon the then-current Benchmark will not be used in any determination of the Alternate Base Rate.

(d)Benchmark Lending Unlawful. If any Managing Agent or Purchaser shall determine that any Change in Law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for any such Person to fund or maintain any Tranche as a Benchmark Tranche, the obligation of such Person to fund or maintain any such Tranche as a Benchmark Tranche shall, upon such determination, forthwith be suspended until such Person shall notify the Administrative Agent and the Issuer (or the Servicer on behalf of the Issuer) that the circumstances causing such suspension no longer exist, and all then-outstanding Benchmark Tranches of such Person shall be automatically converted into Base Rate Tranches at the end of the then-current Interest Period with respect thereto or sooner, if required by such law or assertion.

(j)    Exhibit B to the Note Purchase Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit 1.
4.Amendments to Transfer and Servicing Agreement. Effective as of the date hereof, the Transfer and Servicing Agreement is hereby amended as follows:
(a)Section 9.01 of the Transfer and Servicing Agreement is hereby amended to amend and restate clause (h) thereof in its entirety as follows:
(h) the Performance Guarantor shall permit the “Senior Secured Leverage Ratio” (as defined in the Specified Realogy Credit Agreement) on the last day of any fiscal quarter to exceed the applicable ratio set forth in Section 6.10(c) (or such other section if such ratio is set forth in a different section as a result of an amendment, restatement, supplement or other modification), as applicable, of the Realogy Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time), subject to the cure rights set forth in Section 8.03 of the Specified Realogy Credit Agreement; provided, however, that if the Realogy Credit Agreement shall be terminated, the applicable ratios shall be those set forth in the then most recent version of the Realogy Credit Agreement;
5.Waiver of Delivery. Each of the Managing Agents signatory hereto waives any prior notice or delivery requirement set forth in the Transaction Documents with respect to this Amendment (including, without limitation, pursuant to Section 10.02 of the Master Indenture and Sections 2.05(a) and 2.11 of the Note Purchase Agreement).
Further Assurances. The Issuer hereby reaffirms its agreements and obligations under Section 3.04 of the Master Indenture and Clause 6 of the Deed of Charge dated 16 December 2011 between the Issuer and the Indenture Trustee (the “Deed of Charge”), including, without limitation, with respect to the Charged Property (as defined in the Deed of Charge).

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6.Conditions Precedent. This Amendment shall be effective upon (a) the Indenture Trustee’s receipt of counterparts to (i) this Amendment, (ii) the Fee Letter, (iii) the Second Amended and Restated ARSC Subordinated Note, dated as of the date hereof and (iv) the Second Amended and Restated CFC Subordinated Note, dated as of the date hereof, in each case, duly executed by each of the parties thereto (b) the Issuer’s payment of all fees required to be paid on or prior to the date hereof in accordance with the Fee Letter in accordance with the terms thereof and (c) the Issuer’s payment and/or reimbursement, to the extent invoiced, of the Administrative Agent’s, each Managing Agent’s and each Purchaser’s reasonable costs and expenses incurred in connection with this Amendment and the other Transaction Documents.
7.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
8.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
9.References to and Effect on Affected Documents. On and after the date hereof: (i) all references in any Affected Document to “this Agreement,” “hereof,” “herein” or words of similar effect referring to such Affected Document shall be deemed to be references to such Affected Document as amended by this Amendment; (ii) each reference in any of the Affected Documents to any other Affected Document and each reference in any of the other Transaction Documents among the parties hereto to any of the Affected Documents shall each mean and be a reference to such Affected Document as amended by this Amendment; and (iii) each reference in any Transaction Document among the parties hereto to any of the terms or provisions of an Affected Document which are redefined or otherwise modified hereby shall mean and be a reference to such terms or provisions as redefined or otherwise modified by this Amendment; provided, that, notwithstanding the foregoing or any other provisions of this Amendment, the amendments contained in this Amendment shall not be effective to (x) modify on a retroactive basis any representations or warranties previously made under any Affected Document with respect to Receivables transferred or purported to have been transferred prior to the date hereof, which representations and warranties shall continue to speak as of the dates such Receivables were transferred and based on the terms and provisions of the Affected Documents as in effect at such time or (y) otherwise modify the terms of any transfer or purported transfer of any Receivable transferred or purported to be transferred pursuant to an Affected Document prior to the date hereof.
Reaffirmation of Performance Guaranty. Effective as of the date hereof, Realogy, in its capacity as the Performance Guarantor under the Performance Guaranty, hereby consents to this Amendment and acknowledges and agrees that the Performance Guaranty remains in full force and effect is hereby reaffirmed, ratified and confirmed.

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10.No Waiver. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Affected Documents other than as set forth herein, each of which Affected Documents, as modified hereby, remains in full force and effect and is hereby reaffirmed, ratified and confirmed.
11.Issuer Representations re: Outstanding Series. As of the date hereof, the Issuer represents and warrants that the Series 2011-1 Notes are the only Notes outstanding under the Master Indenture.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authori7.ed as of the date first above written.

CARTUS CORPORATION

By: /s/ Pamela J. Uhl
Name: Pamela J. Uhl
Title: SVP, General Counsel

CARTUS FINANCIAL CORPORATION

By: /s/ Pamela J. Uhl
Name: Pamela J. Uhl
Title: SVP, General Counsel

APPLE RIDGE SERVICES CORPORATION

By: /s/ Pamela J. Uhl
Name: Pamela J. Uhl
Title: SVP, General Counsel

APPLE RIDGE FUNDING LLC

By: /s/ Pamela J. Uhl
Name: Pamela J. Uhl
Title: SVP, General Counsel

REALOGY GROUP LLC

By: /s/ Tim Gustavson
Name: Tim Gustavson
Title: Chief Accounting Officer

Signature Page to Seventeenth Omnibus Amendment

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee, Paying Agent, Authentication Agent and Transfer Agent and Registrar

By: /s/ Brian Giel
Name: Brian Giel
Title: Vice President

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent and a Managing Agent

By: /s/ Konstantina Kourmpetis
Name: Konstantina Kourmpetis
Title: Managing Director

By: /s/ Richard McBride
Name: Richard McBride
Title: Director

THE BANK OF NOVA SCOTIA, as a Managing Agent

By: /s/ Douglas Noe
Name: Douglas Noe
Title: Managing Director

BARCLAYS BANK PLC, as a Managing Agent

By: /s/ John McCarthy
Name: John McCarthy
Title: Director

Signature Page to Seventeenth Omnibus Amendment